UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 23, 2022

DigitalOcean Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40252		45-5207470
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

101 6th Avenue	New York	New York	10013
(Address of Principal Executive Offices)			(Zip Code)
(646) 827-4366
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000025 per share	DOCN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 7.01 Regulation FD Disclosure
On May 24, 2022, DigitalOcean Holdings, Inc. (the “Company”) issued a press release announcing the approval of a new stock repurchase program, as described in greater detail in Item 8.01 of this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 to this Current Report on Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that Section, nor shall it be deemed incorporated by reference in any registration statement or other filings of the Company under the Securities Act of 1933, as amended, except as shall be set forth by specific reference in such filing.

Item 8.01 Other Events.
On May 23, 2022, the Board of Directors (the “Board”) of the Company approved a new stock repurchase program authorizing the repurchase of up to $300 million of its common stock (the “Current Program”). The Company intends to repurchase shares of common stock under the Current Program when it is opportune to do so at prevailing market prices or in negotiated transactions off the market. The purchases under the Current Program will occur using a variety of methods, which may include but are not limited to open market purchases, the implementation of a 10b5-1 plan, and/or any other available methods in accordance with Securities and Exchange Commission and other applicable legal requirements. The Current Program will expire on December 31, 2022.
The Company completed the stock repurchase program previously announced on February 24, 2022, which authorized the Company to repurchase up to $300 million of its common stock (the “Previous Program”). The Company repurchased shares for an aggregate purchase price of $150 million during the first quarter of 2022, as disclosed in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2022. Between May 5, 2022 and May 16, 2022, the Company repurchased shares for the remaining $150 million available under the Previous Program, consisting of the repurchase of 4,351,641 shares of common stock at an average price of $34.47 per share. The Previous Program was completed pursuant to open market purchases under Rule 10b-18.
The Company has approximately 102.10 million shares of common stock outstanding as of May 23, 2022.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by DigitalOcean Holdings, Inc. dated May 24, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 24, 2022	DigitalOcean Holdings, Inc.
		By:	/s/ Alan Shapiro
General Counsel